Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES
THIRD QUARTER DIVIDEND OF $0.35 PER SHARE
AND ANNOUNCES JUNE 30, 2009 FINANCIAL RESULTS

THIRD QUARTER DIVIDEND DECLARED

New York, NY — August 6, 2009 — Ares Capital Corporation (NASDAQ:  ARCC) announced that its Board of Directors has declared a third quarter dividend of $0.35 per share, payable on September 30, 2009 to stockholders of record as of September 15, 2009.

JUNE 30, 2009 FINANCIAL RESULTS

Ares Capital also announced financial results for its second quarter ended June 30, 2009.

HIGHLIGHTS

Financial

(dollar amounts in millions, except per share data)

	Q2-09		Q2-08
	Total Amount	Per Share	Total Amount	Per Share
Core EPS — Basic and Diluted(1)	$31.9	$0.33	$36.1	$0.40
GAAP net income — Basic and Diluted	$34.8	$0.36	$3.3	$0.04
Net investment income — Basic and Diluted	$31.9	$0.33	$36.1	$0.40
Net realized gains (losses)	$(0.7)	$(0.01)	$0.0	$0.00
Net unrealized gains (losses)	$3.5	$0.04	$(32.8)	$(0.36)

•                  Total fair value of investments:

•                  June 30, 2009: $2.0 billion

•                  June 30, 2008: $2.1 billion

•                  Net assets per share:

•                  June 30, 2009: $11.21

•                  June 30, 2008: $13.67

•                  Stockholders’ equity:

•                  June 30, 2009: $1.1 billion

•                  June 30, 2008: $1.3 billion

•                  Dividends declared per share:

•                  Second quarter 2009: $0.35

•                  Second quarter 2008: $0.42

(1)   Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. The most directly comparable GAAP financial measure is the net per share increase (decrease) in stockholders’ equity resulting from operations, which is reflected above under the heading “GAAP net income”.  Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted Core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

Portfolio Activity

(dollar amounts in millions, except average total assets for the period)

	Q2-09	Q2-08
Gross commitments made during period	$43.1	$342.3
Exits of commitments during period	$81.4	$43.4
Average total assets for the period (in billions)	$2.0	$2.1

•                  Number of portfolio company investments:

•                  June 30, 2009: 94

•                  June 30, 2008: 87

•                  Weighted average yield of debt and income producing securities at fair value(2):

•                  June 30, 2009: 12.60%

•                  June 30, 2008: 11.28%

•                  Weighted average yield of debt and income producing securities at amortized cost(3):

•                  June 30, 2009: 11.68%

•                  June 30, 2008: 11.25%

OPERATING RESULTS

For the quarter ended June 30, 2009, Ares Capital reported GAAP net income of $34.8 million or $0.36 per share (basic and diluted). Net investment income for the second quarter was $31.9 million or $0.33 per share (basic and diluted). Net realized and unrealized gains were $2.8 million or $0.03 per share (basic and diluted). Net income can vary substantially from period to period due to various factors, including the recognition of realized gains and losses and unrealized appreciation and depreciation.  As a result, quarterly comparisons of net income may not be meaningful.

As of June 30, 2009, total assets were $2.0 billion, stockholders’ equity was $1.1 billion and net asset value per share was $11.21.

In the second quarter of 2009, Ares Capital made $43.1 million in new commitments across nine portfolio companies (two new portfolio companies and seven existing portfolio companies). In these new transactions, eight separate private equity sponsors were represented.  In total, as of June 30, 2009, 63 separate private equity sponsors were represented in the Ares Capital portfolio.  Also, during the quarter, we made one investment in a non-sponsored transaction. Of the $43.1 million in new commitments made during the quarter, approximately 74% were made in first lien senior secured debt, 12% in second lien senior secured debt and 14% in equity/other securities. Of these investments, 74% were floating rate.  During the second quarter, significant new commitments included:

•                  $12.1 million in first lien senior debt for a renal dialysis provider ($17.3 million par amount purchased in the secondary market at a discount);

•                  $8.6 million in first lien senior debt for a different renal dialysis provider; and

•                  $5.0 million in second lien senior debt for a provider of specialized engineering, scientific and technical services

The fair value of Ares Capital’s investments at June 30, 2009 was $2.0 billion.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 53% in senior secured debt securities (32% in first lien and 21% in second lien assets), 32% in senior subordinated debt securities and 15% in equity/other securities.  As of June 30, 2009, the weighted average yield of debt and income producing securities at fair value was 12.60%(2) (11.68% at cost (3)) and 29% of the Company’s investments were in floating rate debt securities.

President Michael Arougheti commented, “Overall, we are pleased with our results for the second quarter as we continued to execute well against our stated strategic objectives:  improving our core earnings, maintaining strong credit quality, strengthening our balance sheet and growing our asset management franchise.

(2) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at fair value included in such securities.

(3) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at amortized cost included in such securities.

We improved our core earnings per share from $0.31 in the first quarter to $0.33 in the second quarter by increasing our portfolio yield and our weighted average investment spread while slightly lowering our leverage (net of cash).  The general rebound in the debt markets combined with our improved core earnings and solid credit performance enabled us to report another quarter of stable net asset value.   Our portfolio quality was stable during the quarter with no change in our weighted average internal ratings and with just one new small non-accruing loan (representing an incremental 0.4% of our portfolio at cost).  From a balance sheet standpoint, we closed our previously announced new $200 million revolving facility on 7/21/09.  Including the new facility, our pro forma debt capacity increased from $150 million to $350 million as of 6/30/09, positioning us for future growth as the economy and markets normalize.  And finally, we increased the committed capital under management for Ivy Hill Asset Management from approximately $650 million to over $2 billion through various transactions during the quarter.”

PORTFOLIO QUALITY

Ares Capital Management LLC, our investment adviser, employs an investment rating system (Grades 1 to 4) to categorize our investments. Grade 4 is for those investments that involve the least amount of risk in the portfolio (i.e. the portfolio company is performing above expectations and the trends and risk factors are generally favorable, including a potential exit). Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the portfolio company is performing as expected and the risk factors are neutral to favorable). All new investments are initially graded 3. Grade 2 is for those investments where a portfolio company is performing below expectations and indicates that the risk has increased materially since origination. Grade 1 is for those investments that are not anticipated to be repaid in full. Our investment adviser employs half-point increments to reflect underlying trends in portfolio company operating or financial performance, as well as general outlook. As of June 30, 2009, the weighted average investment grade of the investments in Ares Capital’s portfolio was 2.9 with 2.1% of total investments at fair value (or 6.2% at amortized cost) on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2009, Ares Capital had $46.3 million in cash and cash equivalents and $879.3 million in total debt outstanding.  Subject to leverage restrictions, Ares Capital had approximately $150.0 million available for additional borrowings under its existing credit facilities as of June 30, 2009.

DIVIDEND

For the three months ended June 30, 2009, Ares Capital declared a dividend on May 7, 2009 of $0.35 per share for a total of $34.0 million.  The record date was June 15, 2009 and the dividend was distributed on June 30, 2009.

RECENT DEVELOPMENTS

As of August 5, 2009, we had made one equity investment of $0.1 million since June 30, 2009. As of August 5, 2009, we exited $12.7 million of investments since June 30, 2009. Of these investments, 21% were senior secured debt and 79% were senior subordinated debt. The weighted average yield at amortized cost on these investments was 15.5%, and 96% of the investments were at a fixed rate.

On July 21, 2009, we entered into an agreement with Wachovia Bank N.A. (“Wachovia”) to establish a new revolving facility (the “CP Funding II Facility”) whereby Wachovia agreed to extend credit to us in an aggregate principal amount not exceeding $200 million at any one time outstanding.  The CP Funding II Facility is scheduled to expire on July 21, 2012 (plus two one-year extension options, subject to mutual consent) and the interest charged on the CP Funding II Facility is based on LIBOR plus 4.00%.  We are required to pay a commitment fee on any unused portion of the CP Funding II Facility of between 0.50% and 2.50% depending on the usage level and we paid a structuring fee of 1.5% of the total facility amount, or $3.0 million.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on August 6, 2009, at 11:00 a.m. (ET) to discuss its second quarter 2009 financial results.

PLEASE VISIT OUR WEBCAST LINK LOCATED ON THE HOME PAGE OF THE INVESTOR RESOURCES SECTION OF OUR WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (800) 860-2442 approximately 5-10 minutes prior to the call. International callers should dial +1 (412) 858-4600.  All callers should reference “Ares Capital Corporation.” For the convenience of our stockholders, an archived replay of the call will be available through May 25, 2009 by calling (877) 344-7529.  International callers, please dial +1 (412) 317-0088.  For all replays, please reference conference passcode #432904.  An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle market companies. Ares Capital Corporation invests primarily in first and second lien loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, Ares Capital Corporation also makes equity investments. Ares Capital Corporation is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, an SEC registered investment advisory management firm with approximately $29 billion of committed capital under management as of June 30, 2009. Ares Capital Corporation is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Carl Drake
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

(dollar amounts in thousands, except per share data)

	As of
	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments at fair value (amortized cost of $2,272,976 and $2,267,593, respectively)	$1,962,471	$1,972,977
Cash and cash equivalents	46,297	89,383
Receivable for open trades	442	3
Interest receivable	26,630	17,547
Other assets	11,215	11,423
Total assets	$2,047,055	$2,091,333
LIABILITIES
Debt	$879,255	$908,786
Management and incentive fees payable	48,287	32,989
Payable for open trades	16,744	—
Accounts payable and accrued expenses	11,726	10,006
Interest and facility fees payable	2,223	3,869
Dividend payable	98	40,804
Total liabilities	958,333	996,454
STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 200,000,000 common shares authorized, 97,152,820 common shares issued and outstanding	97	97
Capital in excess of par value	1,395,958	1,395,958
Accumulated undistributed net investment income (loss)	3,151	(7,637)
Accumulated undistributed net realized gain (loss) on investments, foreign currencies and extinguishment of debt	(741)	(124)
Net unrealized loss on investments and foreign currency transactions	(309,743)	(293,415)
Total stockholders’ equity	1,088,722	1,094,879
Total liabilities and stockholders’ equity	$2,047,055	$2,091,333
NET ASSETS PER SHARE	$11.21	$11.27

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(dollar amounts in thousands, except per share data)

	For the three months ended		For the six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest from investments	$53,990	$49,724	$106,334	$95,611
Capital structuring service fees	603	11,321	1,847	15,241
Interest from cash & cash equivalents	57	441	210	989
Dividend income	740	593	1,180	1,137
Management fees	1,887	597	2,603	794
Other income	1,834	788	2,953	1,899
Total investment income	59,111	63,464	115,127	115,671
EXPENSES:
Interest and credit facility fees	6,301	7,155	12,882	17,078
Base management fees	7,496	7,679	14,994	14,766
Incentive management fees	7,987	9,015	15,537	15,508
Professional fees	2,308	1,653	3,705	2,871
Insurance	341	349	675	626
Administrative	1,092	365	2,096	900
Depreciation	165	102	338	204
Directors fees	134	66	236	140
Other	1,261	881	2,407	1,728
Total expenses	27,085	27,265	52,870	53,821
NET INVESTMENT INCOME BEFORE INCOME TAXES	32,026	36,199	62,257	61,850
Income tax expense (benefit), including excise tax	78	138	109	(184)
NET INVESTMENT INCOME	31,948	36,061	62,148	62,034
REALIZED AND UNREALIZED NET GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS:
Net realized gains (losses):
Investments	(857)	11	(2,644)	218
Foreign currency transactions	116	6	68	(2)
Net realized gains (losses)	(741)	17	(2,576)	216
Net unrealized gains (losses):
Investments	3,579	(32,806)	(16,310)	(49,819)
Foreign currency transactions	(33)	—	(18)	7
Net unrealized gains (losses)	3,546	(32,806)	(16,328)	(49,812)
Net realized and unrealized gains (losses) from investments and foreign currency transactions	2,805	(32,789)	(18,904)	(49,596)
REALIZED GAIN ON EXTINGUISHMENT OF DEBT	—	—	26,543	—
NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$34,753	$3,272	$69,787	$12,438
BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.36	$0.04	$0.72	$0.15
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING — BASIC AND DILUTED	97,152,820	90,125,629	97,152,820	82,097,395

SCHEDULE 1

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the three months ended June 30, 2009 and 2008 are provided below.

	For the three months ended
	June 30, 2009	June 30, 2008
	(unaudited)	(unaudited)
Basic and diluted Core EPS(1)	$0.33	$0.40
Net realized and unrealized gains (losses)	0.03	(0.36)
Incentive fees attributed to realized gains	—	—
Income tax expense related to realized gains	—	—
Basic and diluted GAAP EPS	$0.36	$0.04

(1) Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.